Exhibit 23 to
                                                                  Form 10-K/A

                          Independent Auditors' Consent


The Board of Directors and Stockholders
A.P. Green Industries, Inc.:

We consent to incorporation by reference in the registration statement (Nos. 33-21012, 33-26035, 33-35475 and 33-38323) on Form S-8 of A.P. Green Industries,
Inc. and subsidiaries of our report dated February 10, 1997, except for note 21, as to which the date is January 13, 1998, relating to the consolidated statements of financial position of A.P. Green Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 (all as restated, see note 21), and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of A.P. Green Industries, Inc. Our report refers to a change in the method of accounting for postemployment benefits in 1994.



/s/ KPMG Peat Marwick LLP

St. Louis, Missouri
February 2, 1998